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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                Name                                        Jurisdiction of Incorporation
------------------------------------------          -------------------------------------------
Cypher Business Systems, Limited                    United Kingdom
Epicor Software (Aust.) Pty., Ltd.                  Australia
Epicor Software BVI, Ltd.                           British Virgin Islands
Epicor Software Canada, Ltd.                        Canada
Slatershelfco 173 Limited                           United Kingdom
Epicor Software (Holdings) Limited                  Ireland
Epicor Software (Ireland) Limited                   Ireland
Epicor Software (North Asia) Limited                Hong Kong
Epicor Software (NZ) Limited                        New Zealand
Epicor Software (UK) Limited                        United Kingdom
Epicor Software Asia PTE, Ltd.                      Singapore
DataWorks International Export Corporation          Barbados
Epicor Nederland B.V.                               Netherlands
Epicor Nordic A.B.                                  Sweden
Epicor France S.A.                                  France
Epicor Software (Argentina) S.A.                    Argentina
Evosoft (Epicor) Software GMBH                      Germany
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